UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 9, 2007 (April 3, 2007)

CRESTED CORP.
(Exact Name of Company as Specified in its Charter)

Colorado	0-8773	84-0608126
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Glen L. Larsen Building
877 North 8th West Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
Former Name, Former Address or Former Fiscal Year,, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

 ☐ Written communications pursuant to Rule 425 under the Securities Act
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1: Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement - Exploration, Development and Mine Operating Agreement with Kobex Resources Ltd. - Mt. Emmons “Lucky Jack” Molybdenum Property.

General. On April 3, 2007, U.S. Energy Corp. (“USE”) and its majority-owned subsidiary Crested Corp. (“CC”), and U.S. Moly Corp. (“U.S. Moly”), on the one hand, and Kobex Resources Ltd. (“Kobex”) (a British Columbia company traded on the TSX Venture Exchange under the symbol “KBX”), on the other hand, signed a formal Exploration, Development and Mine Operating Agreement (the “agreement”) with Kobex Resources Ltd. for the Mt. Emmons “Lucky Jack” Molybdenum Property. USE and CC together are referred to as “USE/CC.”

The terms of the agreement generally are similar to the terms described in the Forms 8-K filed on October 10, 2006 and December 8, 2006, which summarized the terms of the Letter Agreement, and its amendment, between USE/CC and Kobex. However, as previously disclosed, the parties agreed that at the end of the due diligence period, they would use their best efforts to negotiate and sign a formal agreement. The final agreement replaces the amended Letter Agreement.

The agreement grants Kobex the exclusive option to acquire up to a 50% undivided interest in patented and unpatented claims located near Crested Butte, Colorado, which are held by USE/CC, for $50 million. The $50 million to be spent will be for all Project-related expenditures, the cost for a bankable feasibility study, and option payments to USE/CC. The balance between money spent on expenditures and option payments, and $50 million, will be paid to USE/CC in cash.

Expenditures and Option payments

Date by When Expenditures and Options Must be Paid(1)	Expenditures Amount(2) - $	Option Payment Amount (3) - $	Total Expenditure and Option Payment Amount - $	Cumulative Total for Expenditures Amounts and Option Payments - $
Later of April 13, 2007 or TSX-V Approval(4)	-0-	750,000	750,000	750,000
March 31, 2008	3,500,000(5)	1,200,000(5)	4,200,000	4,950,000
Dec. 31, 2008	5,000,000	500,000	5,500,000	10,450,000
Dec. 31, 2009	5,000,000	500,000	5,500,000	15,950,000
Dec. 31, 2010	2,500,000	500,000	3,000,000	18,950,000
Dec. 31, 2011	-0-	500,000	500,000	19,450,000
Totals	16,000,000	3,950,000	19,450,000	19,450,000

(1)
Any shortfall in expenditures may be paid direct, in cash, to USE/CC. Except for the initial payment of $3,500,000 in expenditures by March 31, 2008 (which is a firm commitment of Kobex), if any expenditures amount is not fulfilled and/or option payment is not made by 90 days after the due date, the agreement will be deemed to have been terminated by Kobex. However, if Kobex fails to incur an expenditures amount and/or does not make an option payment after the date when Kobex has earned a 15% interest, U.S. Moly will replace Kobex as manager of the property.

(2)
Expenditures include (but are not limited to) holding and permitting costs for the Property; geological, geophysical, metallurgical, and related work; salaries and wages; and water treatment plant capital and operating costs.

(3)	At Kobex’ election, option payments may be made in cash or Kobex common stock at market price on issue date. Kobex may accelerate these payments in advance of the scheduled dates.

(4)	The agreement is subject to approval by the TSX Venture Exchange. If not approved by July 2, 2007, the agreement will immediately terminate unless the parties agree otherwise.

(5)	For this period, Kobex may reduce the option payment by $700,000 by increasing expenditures by that amount, or apportioning the $700,000 between the option payment and expenditures.

Bankable Feasibility Study

Kobex is required to deliver a bankable feasibility study (the “BFS”) for the Property (including confirmation of advance permitting or issuance of a mining permit). If option payments and expenditures, plus the costs to prepare the BFS, total $50 million before the BFS is completed and delivered to USE/CC, Kobex and USE/CC jointly (50% each) shall fund completion of the BFS,

If option payments and expenditures are less than $50 million, then, in order to fully exercise the option to acquire an aggregate 50% interest in the Property, Kobex shall pay USE/CC the difference between $50 million, and the option payments plus expenditures plus the costs to prepare and complete the BFS. This amount is the “study cash difference.” If the BFS is not completed by December 31, 2016, Kobex’ interest will revert to 15% and U.S. Moly will assume operatorship of the Property.

Exercise of the Option.

The option is exercisable in two stages. The “option period” is the time between April 3, 2007, and that date when Kobex has earned the additional 35% interest.

First Stage: When Kobex has incurred an initial $15 million in expenditures, Kobex shall have earned a 15% interest in the Property.

Second Stage: If Kobex completes the remaining option payments and expenditures and delivers the BFS (and pays the study cash difference, if applicable), Kobex shall have earned an additional 35% interest (for a total of 50%). This date will be the “50% option exercise date.”

Management During the Option Period. On the 50% Option Exercise Date, Kobex may either (i) elect to form a joint venture with USE/CC (50% interest each); or (ii) four months after such date, offer USE/CC an election to form the joint venture and have Kobex arrange all future financing for all operations on the Property, for an additional 15% interest to Kobex (for a total 65% interest in the joint venture); or (iii) acquire all the outstanding securities of the an entity formed by USE/CC to hold its joint venture interest, for Kobex stock, with the purchase price determined by negotiation or an independent valuator.

Throughout the option period, Kobex shall be the manager of all programs on the property, and its activities shall be subject to the direction and control of a management committee. The management committee shall have four members (two each from USE/CC and Kobex); in the event of a tie, the Kobex members shall have the casting vote. A technical committee, also with two members from each party, shall provide technical assistance to the management committee.

The Joint Venture

After the 50% option exercise date, a joint venture (the “Luck Jack Joint Venture”) shall be deemed formed between USE/CC and Kobex, to hold and explore the Property; if feasible, develop a mine on the Property; and for so long as feasible, operate the mine and exploit minerals from the Property. USE/CC and Kobex each shall have a 50% interest in the joint venture and shall be obligated to contribute funds to adopted programs and budgets in proportion to their interests.

Kobex shall be the manager of the joint venture, subject to the direction and control of a management committee (which may be the same as the management committee during the option period).

Broker’s Fee

Kobex may pay a broker’s fee in connection with the agreement. USE/CC and Kobex are negotiating the terms of how much of this fee USE/CC would be obligated to pay. USE/CC does not expect its share to be more than Cdn$500,000 if Kobex pays such a fee and USE/CC will have the option to pay its share of such fee over a five year period (Cdn$100,000 annually to Kobex in cash or USE stock, or in shares of Kobex which USE/CC will have received for option payments from Kobex). If the master agreement with Kobex is terminated for any reason during the five year period, USE/CC’s obligations to reimburse Kobex for the broker’s fee also would be terminated.

Continuing Royalty held by USE/CC. USE/CC shall continue to retain a gross overriding royalty on production from the Property, under the Amended and Restated Royalty Deeds and Agreement dated May 29, 1987 between U.S. Energy and Crested, and Mt. Emmons Mining Company. USE and Crested expect this royalty to be subject to adjustment to be provided for in Royalty Adjustment Agreements to be finalized and executed by USE, Crested, and Kobex in the near future.

Section 9. Financial Statements and Exhibits. None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTED CORP.

Dated: April 9, 2007	By:	/s/ Harold F. Herron
Harold F. Herron, President